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                            OGLEBAY NORTON COMPANY

                              First Amendment to
                   Amended and Restated Director Stock Plan

WHEREAS, at the April 28, 1999 meeting of the Board of Directors the of the Company the Board elected to reconfigure its committee structure, creating the role of Lead Director;

WHEREAS, the Board at that meeting determined that the role of Lead Director deserved additional compensation, including additional shares of stock to be issued pursuant to the Director Stock Plan.

WHEREAS, the Board has authorized the Chairman, Secretary and Vice President of Human Resources to amend the Director Stock Plan to increase the shares issued at each Annual Meeting to the Lead Director from 200 to 500.

NOW, THEREFORE, commencing with the April 28, 1999 Annual Meeting of Shareholders of the Company, the Lead Director shall receive pursuant to this plan 500 shares of the company's common stock, par value $1.

IN WITNESS HEREOF, this First Amendment is executed as of April 28, 1999.


/s/ John N. Lauer
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John N. Lauer, Chairman



/s/ Rochelle F. Walk
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Rochelle F. Walk, Vice President and Secretary